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                                                                   Exhibit 10.20

                        COVENANT NOT-TO-COMPETE AGREEMENT

          THIS COVENANT NOT-TO-COMPETE AGREEMENT, dated August 13, 1996, is made between Payco American Corporation, a Wisconsin corporation, with offices at 180 North Executive Drive, Brookfield, Wisconsin 53005-6066 (the "Company"), and Dennis G. Punches, an individual residing in the State of Florida ("Punches").

                                 R E C I T A L S

          WHEREAS, Punches is a founder and long-time employee of the Company and is presently serving as Chairman of the Board of Directors of the Company;

          WHEREAS, during the term of his employment with the Company, Punches has actively established and maintained relationships with the Company's key customers and strategic partners;

          WHEREAS, Punches possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS OSI Holdings Corp., Boxer Acquisition Corp. and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Boxer Acquisition Corp. will be merged with and into the Company;

          WHEREAS, Punches is willing to enter into the Consulting Agreement dated as of the date hereof pursuant to which the Company will secure the continued services of Punches on behalf of the Company;

          WHEREAS, in order to provide reasonable assurances and to induce the Company to enter into the Consulting Agreement with Punches, the Company and Punches have agreed to enter into this Agreement for the consideration called for hereby.

          NOW, THEREFORE, the parties hereto hereby agrees as follows:


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          1. Covenant Not-to-Compete. (a) Punches covenants and agrees that he will not:

          (i) for a period of three (3) years from the Effective Time (as defined in the Merger Agreement), within North America (including Canada, Mexico and Puerto Rico) and any other jurisdiction or marketing area in which the Company or any of its Affiliates (as defined below) is doing business or is qualified to do business as of the date of this Agreement, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that currently conducted by the Company or any of its Affiliates; provided, however, that Punches shall be permitted to serve as a member of the Supervisory Board of Intrum Justitia. For these purposes, ownership of securities of 5% or less of any class of securities of a public company shall not be considered to be competition with the Company or any of its Affiliates; or

          (ii) other than Robert Duersten and Beverly Wortman, employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its Affiliates at the time of this Agreement or who shall subsequently become an employee of the Company or any of its Affiliates.

          (b) For the purposes of this Section 1, the term "Affiliate" shall mean, with respect to the Company, any person or entity which, directly or indirectly, owns or is owned by, or is under common ownership with, the Company. The term "own" (including, with correlative meanings, "owned by" and "under common ownership with") shall mean the ownership of 50% or more of the voting securities (or their equivalent) of a particular entity.

          2. Effectiveness; Consideration for Covenant. This Agreement shall be effective at the Effective Time. In consideration for Punches' entering into the foregoing covenant, the Company will pay to Punches $3,000,000 at the Effective Time.

          3. Severability. It is the desire and intent of the parties to this Agreement that the provisions of Section 1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in


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which enforcement is sought. If any particular provision or portion of Section 1 shall be adjudicated to be invalid or unenforceable, Section 1 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of
Section 1 in the particular jurisdiction in which such adjudication is made.

          4. General.

          (a) Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

          (b) Assignability. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

          (c) Enforcement Costs. In the event that either the Company or Punches initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.


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          (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration. This Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) Survival. The covenants set forth in Section 1 of this Agreement shall survive and shall continue to be binding upon Punches as set forth in such Section. The existence of any claim or cause of action by Punches against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all covenants.

          (h) Remedies. The parties recognize that the performance of the obligations under Section 1 of this Agreement by Punches is special, unique and extraordinary in character, and that in the event of the breach by Punches of the terms and conditions of Section 1 of this Agreement, the Company or any of its Affiliates shall be entitled to (a) institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance hereof by Punches or to enjoin Punches from engaging in any activities prohibited hereunder or (b) pursue any other remedy available at law or in equity.

          (i) Notices. The Company shall give Punches written notice of any default under this Agreement and afford Punches 15 days to cure such default.


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          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                        PAYCO AMERICAN CORPORATION

                                        By: /s/ William W. Kagel
                                           -------------------------------
                                           Name: William W. Kagel
                                           Title: Senior Vice President

                                          /s/ Dennis G. Punches
                                        -----------------------------------
                                        Dennis G. Punches